UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 19, 2010

MACATAWA BANK CORPORATION
(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of Incorporation)	000-25927 (Commission File Number)	38-3391345 (I.R.S. Employer Identification No.)

10753 Macatawa Drive, Holland, Michigan (Address of principal executive offices)	49424 (Zip Code)

(616) 820-1444
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last year)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 7.01	Regulation FD Disclosure.

          On August 19, 2010, the Board of Directors of Macatawa Bank Corporation adopted a comprehensive Corporate Governance Policy (the "Policy"). The Policy is designed to promote accountability and transparency for the Board of Directors and management of the Company.

          The Policy contains guidelines regarding the responsibilities, membership, and structure of the Board of Directors, including policies addressing:

•	Board leadership;
•	Director independence, diversity, education, and conflicts of interest; and
•	Majority vote requirement for uncontested elections.

          The Policy also contains guidelines for other significant corporate governance matters, such as the Board of Directors' responsibility for risk management and succession planning.

          The foregoing brief description of the Policy is not complete, and is qualified by reference to the complete text of the Policy itself, which is furnished with this Current Report as Exhibit 99.1 and is incorporated herein by reference.

          On August 25, 2010, the Corporation issued the press release furnished with this Current Report as Exhibit 99.2 and incorporated herein by reference. The press release announces the adoption of the Policy.

          The information reported in this Item 7.01 (including the Policy and the press release) is furnished to and not "filed" with the Commission.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

	99.1	Corporate Governance Policy.

	99.2	Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 25, 2010	MACATAWA BANK CORPORATION

	By	/s/ Jon W. Swets
Jon W. Swets Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Document

99.1	Corporate Governance Policy.

99.2	Press Release.